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                                   EXHIBIT 8
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                   [SUTHERLAND, ASBILL & BRENNAN LETTERHEAD]


                                 April 21, 1997


Board of Directors
Protective Life Insurance Company
2801 Highway 280 South
Birmingham, Alabama 35223

Directors:


    We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment Number 2 to the Registration Statement on Form S-6 filed by Protective Life Insurance Company and Protective Variable Life Account with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                          Very truly yours,
                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.
                                          By:         /s/ STEPHEN E. ROTH
                                          --------------------------------------

                                                     Stephen E. Roth